Smart Choice Automotive Group, Inc.
                           Subordinated Loan Agreement
                          Dated as of January 31, 1999


BORROWER:                    Smart Choice Automotive Group, Inc. ("SMCH" or
                             "Company")

LENDERS:                     High  Capital  Funding,  LLC and  other  purchasers
                             (collectively "Purchaser(s)"). All Purchaser(s) shall be "accredited investors" as defined by Rule 501 of Regulation D.

NOTES:                       Subordinated  notes  maturing on January 31,  2000.
                             The subordinated notes will be issued in one series designated as "Smart Choice Automotive Group, Inc. 1999 Series A Subordinated Notes (the "Note(s)"). The Note(s) will be substantially in the form (except for the security and collateral provisions) of the Promissory Note dated September 30, 1997 between SMCH's subsidiary Eckler Industries, Inc. and Stephens Inc.

INVESTMENT SIZE:            $3,000,000. $2,000,000 of Notes shall be purchased
                            at the Initial Closing and an additional $1,000,000 may be purchased on or before April 30, 1999.

INTEREST:                    15%  annual  rate,  payable  monthly  in arrears in
                             cash. Interest shall be payable on the first day of each month. The interest rate shall increase to 18% on May 1, 1999 and to 22% on October 1, 1999.

SUBORDINATION:               The  Note(s)  shall be  subordinated  to the Senior
                             Debt listed on the Schedule of Senior Debt attached hereto.

GUARANTORS:                  The Note(s)  shall be  guaranteed  by SMCH's
                             subsidiaries,  First Choice Auto Finance,  Inc.
                             and SC Holdings, Inc. The guarantee will be substantially (except for the security and collateral provisions) in the form of the guarantee used in the loan transaction between SMCH's subsidiary Eckler Industries, Inc. and
                             Stephens Inc. on September 30, 1997.

PREPAYMENT:                  The Notes may be prepaid in whole or in part at any
                             time or times, without premium or penalty.

TRANSFERABILITY:             The   Notes   shall  be  freely   transferable   by
                             Purchaser(s)    or   any    subsequent    holder(s)
                             ("Holders") provided such transfer is in compliance with applicable United States and state securities laws, and further provided that the Purchaser(s), and any subsequent Holders, represent and warrant that they have acquired the Notes for investment purposes only, and not with a view toward making a public offering.

ESCROW OF NOTE(S):           To  facilitate  the  delivery  of the  Note(s)
                             upon receipt of payment from Purchaser(s), the Company shall deliver to David A. Rapaport, Esq., as escrow agent (the "Escrow Agent") within one (1) day of the mutual execution of this Term Sheet, twent-five (25) Notes which have been duly executed by the Company but which are blank as to name and address of the Purchaser(s), principal amount and date of issuance ("Issue
                             Date").

                             The Escrow Agent shall upon receipt of good funds for the purchase of a Note fill in the name and address of the Purchaser(s), principal amount and Issue Date. The Escrow Agent shall deliver the completed Note to the Purchaser(s) and the escrowed funds together with a copy of the completed Note to the Company. Upon issuance of the entire $3,000,000 of Notes, the Escrow Agent shall return any remaining unissued blank Notes to the Company.

REPRESENTATIONS,
WARRANTIES AND COVENANTS
OF SMCH: SMCH makes the following representations and warranties to the Purchaser(s):

                             (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                             (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Subordinated Loan Agreement and the Escrow Agreement and to issue and sell the Note(s) in accordance with the terms hereof. The execution, delivery and performance of this Subordinated Loan Agreement and the Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on behalf of the Company, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Subordinated Loan Agreement has been duly executed and delivered by the Company. Each of this Subordinated Loan Agreement and the Escrow Agreement constitutes, or shall constitute when duly executed and delivered by all parties thereto, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.


                             (c)  SENIOR  INDEBTEDNESS.   SMCH  represents  and
                             warrants that the Schedule of Senior Indebtedness attached hereto is full and complete in all material respects and that there is no indebtedness to which the Notes will be subordinated not listed on such schedule.

                             (d)  ISSUANCE OF NOTE(S).  The Note(s) to be
                             delivered to the Escrow Agent have been duly authorized by all necessary corporate action.

                             (e)   INVENTORY   MAINTENANCE.   The  SMCH  "DAILY
                             INV-DRAFT REPORT" (the "Report") as of the date hereof, is attached to this Subordinated Loan Agreement. SMCH agrees to maintain an inventory of used cars ("Inventory") of not less than $13,000,000 (as listed under the "Accounting" column of the Report) while any Note(s) are outstanding. SMCH agrees to fax to HCF a copy of the Report for each day any Note(s) remain outstanding. If at any time, or from time to time, the value of the Inventory is less than $13,000,000, HCF, on behalf of Holder(s), shall have the right on seven (7) days prior written notice (the "Mandatory Prepayment Notice") to require SMCH to reduce the aggregate principal amount of Note(s) then outstanding by the amount by which the Inventory is less than $13,000,000 ("Mandatory Prepayment"). SMCH shall remit to the Escrow Agent the amount of the Mandatory Prepayment within such seven (7) day period. HCF shall notify the Escrow Agent in writing (with a copy to SMCH) within two days of Escrow Agent's receipt of any such Mandatory Prepayment as to the allocation of the aggregate Mandatory Prepayment among the Holders, and the Escrow Agent shall make payments to the Holders in accordance with such allocation. The failure by SMCH to make a Mandatory Prepayment to the Escrow Agent in accordance with a Mandatory Prepayment Notice shall be a material default resulting in immediate acceleration of all principal and interest under the Note(s).

 REPRESENTATIONS,            HCF hereby makes the following representations and
 WARRANTIES AND COVENANTS    warranties to the Company:
 OF HCF:
                             (a) ACCREDITED PURCHASER. HCF and each of the other Purchasers of the Notes is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                             (b) ORGANIZATION, GOOD STANDING AND POWER. HCF is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

                             (c)  AUTHORIZATION;   ENFORCEMENT.   HCF  has  the
                             requisite power and authority to enter into and perform this Subordinated Loan Agreement and the Escrow Agreement and to purchase the Note(s) in accordance with the terms hereof. The execution, delivery and performance of this Subordinated Loan Agreement and the Escrow Agreement by HCF and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action, and no further consent or authorization of HCF, its manager or its members is required. This Subordinated Loan Agreement has been duly executed and delivered by HCF. Each of this Subordinated Loan Agreement and the Escrow Agreement constitutes, or shall constitute when duly executed and delivered by all parties thereto, a valid and binding obligation of HCF enforceable against HCF in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation,
                             conservatorship,   receivership   or
                             similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

EVENT OF DEFAULT:            Normal   and   customary    events   of   default:
                             non-payment of interest, bankruptcy, breach of representations and warranties, etc. Failure of SMCH to maintain an inventory of used cars of not less than $13,000,000. Failure of SMCH to make any Mandatory Prepayment.

PURCHASE OF NOTE(S):         (a)  Purchaser(s)  shall  deposit  with the Escrow
                             Agent  $2,000,000  for the  purchase  of the  first
                             Note(s)  ("Initial  Note(s)")  within two  business
                             days of the mutual  execution of this  Subordinated
                             Loan Agreement.  The Escrow Agent shall wire to the
                             Company  the  $2,000,000  purchase  price  for  the
                             Initial  Note(s)  within  one  business  day of the
                             later of (i) the  receipt  from SMCH of the  twenty
                             (20)  executed  Note(s);   (ii)  the  receipt  from
                             Purchaser(s) of the initial $2,000,000; and (iii) the receipt of the legal opinion of Robert J.
                             Downing, Esq., Chief Legal Counsel of SMCH, satisfactory in form and substance to HCF and its counsel, to the matters set forth in subsections
                             (a), (b), (c) and (d) of the above SMCH
                             Representations,  Warranties and Covenants section.

                             (b) Purchaser(s) may deposit with the Escrow Agent up to an additional $1,000,000 on or before March 31, 1999.

NO DEBT OR SECURITIES
ISSUANCE OR REPURCHASE:      (a) SMCH shall not incur any indebtedness nor issue
                             any  debt  securities  in an  amount  greater  than
                             $100,000   in  any   transaction   or   series   of
                             transactions, except to existing lenders or holders
                             of   its   debt   securities,   including   without
                             limitation floor plan financing,  without the prior
                             written  consent  of HCF.  SMCH shall not issue any
                             equity   securities   generally  (except  upon  the
                             exercise or  conversion  of  presently  outstanding
                             options, warrants, convertible notes or convertible
                             preferred   stock,   or  except  to   employees  or
                             directors, or except to consultants pursuant to shareholder approved plans or agreements) while the Note(s) is outstanding without the prior written consent of HCF.

                             (b) SMCH shall not repurchase any of its outstanding securities or prepay any outstanding indebtedness which is pari passu or subordinate to the Note(s) while there is any principal or interest outstanding under the Note(s).
JURISDICTION AND CHOICE
OF LAW: This Subordinated Loan Agreement, the Note(s) and the Escrow Agreement shall be governed by the laws of the state of Georgia and all of the parties to such agreements and Note(s) agree to submit to the personal jurisdiction of the state and Federal courts located in Fulton County, Georgia.

LEGAL: FEES: SMCH shall pay the fees of HCF's outside counsel not to exceed $5,000.


BINDING AGREEMENT:           The parties shall be
                             legally  bound by the above terms and shall execute
                             such  further  documents  as  may  be  required  to
                             implement the provisions of this  Subordinated Loan
                             Agreement,   including   without   limitation   the
                             Note(s), the Guarantee Agreements and the Escrow
                             Agreement.

Agreed to and Accepted by:

Smart Choice Automotive Group, Inc.
                                            MARCH 19, 1999 as of
BY: /s/ Lillian Clover                      JANUARY 31, 1999
------------------------------------------------------------
Lillian Clover                                    Date
Assistant Secretary


High Capital Funding, LLC

                                            MARCH 19, 1999 as of
BY: /s/ Latrobe Laidlaw                     JANUARY 31, 1999
------------------------------------------------------------
Latrobe Laidlaw                                     Date
Director of Operations

                                           MARCH 19, 1999 as of
/s/ David A. Rapaport                      JANUARY 31, 1999
-----------------------------------------------------------
David A. Rapaport, Esq.                             Date
Escrow Agent